Exhibit 10.2

Exhibit C

Sample of Net Working Capital Calculation

Figures provided are for example only.

As of Jan. 31, 2024
Current Assets
Checking/Savings
M&T Bank-ET	$35,607.22
M&T Bank-ET	$594,360.37
Regions-ET	$45,069.50
Regions-ET	$455,930.25
Business First Bank (MEL) (*7324)	$8,131.00
Citibank (MEL)(5933)	$4,677.00
Business First Bank(Endeavor) (*2913)	$679,765.54
Business First Bank (Endeavor)(*4159)	$503.44
Origins Bank (Endeavor)(4482)	$6,450.45
Business First Bank (Endeavor)(*3130)	$1,602,766.00
Business First Bank (Omega)(*9495)	$16,391.00
Business First Bank (SFP) (*0739)	$3,593.36
Total Checking/Savings	$3,453,245.13
Accounts Receivable
Accts. Rec. - Trade	$11,220,944.27
Total Accounts Receivable	$11,220,944.27
Other Current Assets for purposes of NWC
Inventory	$53,141.00
Prepaid Expenses	$489,097.00

Total Other Current Assets	$542,238.00
Total Current Assets	$15,216,427.40

Current Liabilities
Accounts Payable Accts. Pay. - Trade	$2,771,345.00
Total Accounts Payable	$2,771,345.00
Other Current Liabilities
Accrued Expenses	$4,724,190.00
Endeavor Line of Credit	$4,945,648.03
Due To PWS
Total Other Current Liabilities	$9,669,838.03

Total Current Liabilities	$12,441,183.03

Working Capital	$2,775,244.37
Target Net Working Capital	$150,000.00
Working Capital Surplus (Deficit)	$2,625,244.37